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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                          July 14, 2000 (June 30, 2000)

                         Commission file number 0-24787

                       AFFILIATED COMPUTER SERVICES, INC.
             (Exact name of registrant as specified in its charter)

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
                Delaware                                        51-0310342
----------------------------------------------         ---------------------------------
(State or other Jurisdiction of Incorporation)         (IRS Employer Identification No.)
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                               2828 NORTH HASKELL
                               DALLAS, TEXAS 75204
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (214) 841-6111
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 30, 2000, Affiliated Computer Services, Inc., a Delaware corporation (the "Registrant"), and ACS/ECG Holdings, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Registrant (the "Seller"), entered into a Purchase and Sale Agreement (the "Agreement") with Genpass, Inc. (the "BUYER"), a newly formed Delaware corporation funded by GTCR Golder Rauner, regarding the sale of Seller's 100% membership interest (the "ECG Interest") in ECG Assets, LLC, a Delaware limited liability company and wholly-owned direct subsidiary of the Seller. ECG Assets, LLC contained all of the assets and certain liabilities of the Registrant's automated teller machine processing and maintenance business. The ECG Interest and a five-year covenant not to compete were purchased under the Agreement by Buyer for a purchase price of approximately $180 million in cash, which purchase price was arrived at through negotiation between the Registrant and the Buyer and was funded on July 12, 2000. For additional information about this sale, you can see the copy of the Agreement that is attached to this Current Report on Form 8-K as Exhibit
2.1 and the copy of Registrant's June 30, 2000 press release attached hereto as
Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (c)   Exhibits.

         2.1 Purchase and Sale Agreement dated June 30, 2000 by and among Affiliated Computer Services, Inc., ACS/ECG Holdings, LLC and Genpass, Inc.

         99.1 Press Release dated June 30, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 14, 2000

                                        Affiliated Computer Services, Inc.



                                        By: /s/ MARK KING
                                            ----------------------------------
                                                Mark King
                                                Executive Vice President and
                                                Chief Financial Officer

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                                 EXHIBIT INDEX

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
EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------
         2.1 Purchase and Sale Agreement dated June 30, 2000 by and among Affiliated Computer Services, Inc., ACS/ECG Holdings, LLC and Genpass, Inc.

         99.1     Press Release dated June 30, 2000.
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